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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2003

CLICK COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-4088644
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 East Randolph Drive, 52nd Floor Chicago, Illinois 60601 (Address of principal executive offices)	60601 (Zip Code)

Registrant's telephone number, including area code:

(312) 482-9006

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On September 17, 2003, Click Commerce, Inc. announced that it received a formal notice from The Nasdaq Stock Market, Inc. of its determination that the Registrant does not comply with the minimum $10,000,000 stockholders' equity requirement for continued listing on The Nasdaq National Market. The Registrant also announced that it had requested an oral hearing before a Nasdaq Listing Qualifications Panel to appeal Nasdaq's determination. The Registrant's common stock will continue to be listed on The Nasdaq National Market pending resolution of the Company's appeal. In addition, the Registrant announced that it had settled a lease obligation that was a significant part of the Registrant's second quarter restructuring charge. The press release of the Registrant dated September 17, 2003 is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

  (c)
  Exhibits
Exhibit Number	Description
99.1	Press Release dated September 17, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC. (Registrant)
	By:	/s/ MICHAEL W. NELSON Michael W. Nelson Chief Financial Officer
Dated: September 17, 2003

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SIGNATURES